UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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TRUPANION, INC.

(Name of Registrant as Specified In Its Charter)

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trupanion™

Medical insurance for the life of your pet.

2018 Notice of Annual Meeting of Stockholders & Proxy Statement

April 27, 2018
Dear Trupanion Stockholder,

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Trupanion, Inc. to be held on Thursday, June 7, 2018 at 10:00 a.m., Pacific Time (Annual Meeting). The Annual Meeting will be held in-person at our corporate headquarters located at 6100 4th Avenue South, Suite 200, Seattle, WA 98108. Stockholders will be able to attend the Annual Meeting and vote during the meeting. Please see the back of this proxy statement - “Information on Attending the 2018 Annual Meeting of Stockholders” for more details.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. To reduce the costs of printing and distributing proxy materials and our environmental impact, we have elected to take advantage of this allowance. On or about April 27, 2018, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2018 Annual Meeting of Stockholders and our 2017 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone, and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of annual meeting and proxy statement.

Your vote is important. Whether or not you plan to attend the meeting in person, please vote on the Internet, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,
Asher Bearman
Chief Administrative Officer and Corporate Secretary

TRUPANION, INC.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2018

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Trupanion, Inc. will be held on Thursday, June 7, 2018 at 10:00 a.m., Pacific Time, in-person at 6100 4th Avenue South, Suite 200, Seattle, WA 98108.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on April 13, 2018 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as a Trupanion, Inc. stockholder is very important. Each share of stock that you own represents one vote.

For questions regarding your stock ownership, you may contact Trupanion’s Investor Relations, Laura Bainbridge, at (310) 829-5400 or InvestorRelations@trupanion.com or, if you are a registered holder, our transfer agent, Broadridge Corporate Issuer Solutions, Inc. by email through their website at https://shareholder.broadridge.com/bcis/ or by phone at (877) 830-4936. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

Thank you for your support of Trupanion, Inc.
By Order of the Board of Directors,
Murray Low
Chairman of the Board of Directors
Seattle, Washington
April 27, 2018

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2018: the Proxy Statement and our 2017 Annual Report on Form 10-K are available at investors.trupanion.com.

TRUPANION, INC.
PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

i

TRUPANION, INC.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
June 7, 2018

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of Trupanion, Inc.’s Board of Directors for use at Trupanion’s 2018 Annual Meeting of Stockholders (Annual Meeting) to be held on Thursday, June 7, 2018, at 10:00 a.m., Pacific Time, and any adjournment or postponement thereof. The Annual Meeting will be held in-person at 6100 4th Avenue South, Suite 200, Seattle, WA 98108. Stockholders will be able to attend the Annual Meeting and vote during the meeting in-person.

INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 27, 2018, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum
Only holders of record of common stock at the close of business on April 13, 2018, the record date, will be entitled to vote at the meeting. At the close of business on April 13, 2018, Trupanion had 30,430,915 shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 13, 2018, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a brokerage firm, bank, or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 13, 2018, your shares were registered directly in your name with Trupanion’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet, by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If on April 13, 2018, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your brokerage firm, bank or other nominee on how to vote the shares held in your account, and your brokerage firm, bank or other nominee provides voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, or both nominees, or “WITHHOLD” your vote with respect to one, or both nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to the election of directors. In addition, while a broker has discretion to vote uninstructed shares held in street name on a "routine" matter, under stock exchange rules a broker lacks discretion to vote shares held in street name on a "non-routine" matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The ratification of the appointment of Ernst & Young LLP is a routine matter, but election of our directors is a non-routine matter. Stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but will not be treated as votes cast. Accordingly, stockholder withholding and broker non-votes will have no effect on the election of directors, and stockholder withholdings will have no effect on the ratification of the appointment of Ernst & Young LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Ernst & Young LLP, but they are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote FOR each of the Class I directors named in this proxy statement (Proposal 1); and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•	vote in person at the meeting - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote through the Internet - in order to do so, please visit www.proxyvote.com and follow the instructions shown on your Notice of Internet Availability or proxy card;

•	vote by telephone - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2018. Submitting your proxy, whether through the Internet, by telephone, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your brokerage firm, bank or other nominee to direct it how to vote your shares. For Proposal 1, you may either vote “FOR” each of the nominees to the Board of Directors, or you may withhold your vote from either nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote through the Internet or by telephone.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card.

Expenses of Soliciting Proxies
The expenses of soliciting proxies will be paid by Trupanion. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokerage firms, banks and other nominees who are record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet or by phone, you are responsible for any Internet access, telephone or data usage charges you may incur.

Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to the Corporate Secretary a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;

•	instruct us to mail paper copies of our future proxy materials to you; and

•	instruct us to send our future proxy materials to you electronically by email.

To help us achieve our environmental goals, consider choosing to receive your future proxy materials by email, which will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on the investor relations section of our website at investors.trupanion.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Implications of being an “emerging growth company”
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and not having an obligation to solicit non-binding advisory votes on executive compensation. While we value transparency with all of our constituents, including our stockholders, the reduced reporting requirements available to emerging growth companies allow us to realize cost savings. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following July 17, 2019, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the investor relations section of our website at investors.trupanion.com. Information contained on, or that can be accessed through, our website is not incorporated by reference, and you should not consider information on our website to be part of, this proxy statement.

Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chairman of our Board of Directors are held by two different individuals (Mr. Rawlings and Dr. Low, respectively). This structure allows our Chief Executive Officer to focus on our business strategy and business operations while our Chairman leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our Board of Directors in assessing whether Trupanion's executive compensation programs and policies encourage undue or excessive risk-taking. The nominating and corporate governance committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Director Independence
Our common stock is listed on the NASDAQ Global Market. Under the rules of the NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s Board of Directors. In addition, the rules of the NASDAQ Stock Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of the NASDAQ Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the heightened independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Compensation committee members must also meet heightened independence standards similar to those applicable to audit committee members.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that Dr. Low, Mr. Cohen, Mr. Doak, Ms. Ferracone, Mr. Levitan, Mr. Lindsley, and Mr. Novotny (who is retiring from our Board of Directors effective April 28, 2018), representing seven of our nine directors (or six of our eight directors, when Mr. Novotny's resignation becomes effective) are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NASDAQ Stock Market. Our Board of Directors did not conclude that Mr. Rawlings was independent because he is our Chief Executive Officer, and it did not conclude that Mr. Rubin was independent because of his historical relationships with us, including as a former executive officer and as a consultant to us for several years. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and other transactions involving them.

Committees of Our Board of Directors
Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by the Board of Directors. Copies of the charters for each committee are available without charge on the investor relations section of our website at investors.trupanion.com. The table below does not include Mr. Novotny, an independent director and member of our audit committee, due to his imminent retirement.

Audit Committee. Our audit committee is comprised of Mr. Cohen, Mr. Doak, and Mr. Lindsley (Mr. Novotny ceases to be an audit committee member effective April 28, 2018). Mr. Cohen is the chair of our audit committee. The composition of our audit committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our Board of Directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our audit committee’s principal functions are to assist our Board of Directors in its oversight of:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of our independent auditors; and

•	the preparation of the audit committee report to be included in our annual proxy statement.

Compensation Committee. Our compensation committee is comprised of Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. Ms. Ferracone is the chair of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Each member of the compensation committee is also an outside director, within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our compensation committee’s principal functions are to assist our Board of Directors with respect to compensation matters, including:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;

•	administering our cash-based and equity-based compensation plans; and

•	making recommendations to our Board of Directors regarding any other Board of Director responsibilities relating to executive compensation.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is comprised of Dr. Low, Mr. Doak, Ms. Ferracone and Mr. Levitan. Dr. Low is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee’s principal functions include:

•	identifying, considering and recommending candidates for membership on our Board of Directors;

•	developing and recommending our corporate governance guidelines and policies;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	advising our Board of Directors on other corporate governance matters.

Corporate Governance and Ethics Principles
A primary goal of our Board of Directors is to build long-term value for our stockholders. Our Board of Directors has adopted and follows corporate governance practices that it and our senior management believe are sound, promote this purpose and represent best practices, including the establishment of the following:

•
Code of Conduct and Ethics, as amended, that sets forth our ethical principles and applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer;

•	Corporate Governance Guidelines that set forth our corporate governance principles; and

•	charters for our audit, compensation and nominating and corporate governance committees.

The full text of each of these policies, charters and guidelines is posted on the investor relations section of our website at investors.trupanion.com. We intend to disclose any future amendments or waivers to provisions of our code of business conduct and ethics on our website or in public filings. We also have a number of internal policies and systems, including policies relating to insider trading and related-party transactions and a confidential, anonymous system for employees and others to report concerns about fraud, accounting matters, violations of our policies and other matters.

Compensation Committee Interlocks and Insider Participation
The current members of our compensation committee are Ms. Ferracone, Mr. Levitan, Mr. Lindsley and Dr. Low. No member of the compensation committee was an officer or employee of ours or any of our subsidiaries during the fiscal year ended December 31, 2017. In addition, none of our executive officers currently serves or has served on the Board of Directors or compensation committee of any entity whose executive officers included any of our directors.

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2017, the Board of Directors held five meetings, including telephonic meetings, the audit committee held seven meetings, including telephonic meetings, the compensation committee held twelve meetings, including telephonic meetings, and the nominating and corporate governance committee held four meetings. During 2017, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure.

Typically, in conjunction with the regularly scheduled meetings of the board, the independent directors meet in executive sessions outside the presence of management. The Chairman of our Board of Directors, Dr. Low, presides over such executive sessions.

Board Attendance at Annual Stockholders’ Meeting
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. We may consider in the future whether our company should adopt a more formal policy regarding director attendance at our annual meetings. All but two of our directors attended the 2017 Annual Meeting of Stockholders.

Role of Stockholder Engagement
Our Board of Directors believes it is important to regularly engage with our stockholders. In the past few years, we have proactively reached out to many of our largest stockholders to solicit their feedback on our executive compensation, corporate governance and disclosure practices in order to gain a better understanding of the practices they most value. Our stockholder engagement team has consisted of certain independent directors and members of our legal team. Stockholders also regularly meet with members of our senior management team to discuss our strategy and review our operational performance.

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, WA 98108.

All communications are reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials, other routine items, and/or items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees
The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The nominating and corporate governance committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to our company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the Board the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review material distributed to the director. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors
The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, WA 98108. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.
All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day, nor earlier than the close of business on the 105th day, prior to the first anniversary of the preceding year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2019 and 2020, respectively. Our nominating and corporate governance committee nominated Ms. Robin Ferracone and Mr. H. Hays Lindsley, each incumbent Class I directors, for election as Class I directors at the 2018 annual meeting. At the recommendation of our nominating and corporate governance committee, our Board of Directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the 2021 annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both nominees or you may “WITHHOLD” your vote with respect to one, or both nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors
The nominees, and their ages, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

NAME OF DIRECTOR	AGE (1)	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Class I Directors:
Robin Ferracone (2), (3)	64	Founder and Chief Executive Officer, Farient Advisors LLC	December 2014
H.Hays Lindsley (2), (4)	59	Member of Investment Team, Petrus Asset Management Company	February 2013

(1)	As of April 13, 2018.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Member of the audit committee.

Robin Ferracone has served as a member of our Board of Directors since December 2014. Since April 2007, Ms. Ferracone has served as the Chief Executive Officer of Farient Advisors LLC, a performance and strategic compensation advisory firm. Previously, she was Vice Chair of the western region of Marsh & McLennan Companies, Inc. ("MMC"), a global professional services firm in the areas of risk, strategy and human capital, and President, Human Capital Business of Mercer, a subsidiary of MMC. Ms. Ferracone also is the trustee of Oaktree Capital Management, L.P.'s High Yield Bond fund. Ms. Ferracone founded A Breed Apart Veterinary Centers, a company which was sold to Veterinary Centers of America. Ms. Ferracone holds an M.B.A. from Harvard Business School and a B.A. from Duke University. Ms. Ferracone was chosen to serve on our Board of Directors due to her extensive expertise in corporate governance, executive compensation strategy, and veterinary business matters.

H. Hays Lindsley has served as a member of our Board of Directors since February 2013. Mr. Lindsley currently oversees private investments at Petrus Asset Management Company, an investment firm, where he has served in various roles relating to private investments since 1994. Mr. Lindsley has also served as Chairman and Chief Executive Officer of Higginbotham Bartlett of New Mexico, a lumber company, since September 2009. Previously, Mr. Lindsley served in various roles at Hillwood Development Company, LLC, a real estate development company, and was a tax lawyer at Jenkens & Gilchrist, LLP. Mr. Lindsley holds a J.D. and an M.B.A. from the University of Texas at Austin and a B.S. from Vanderbilt University. Mr. Lindsley was chosen to serve on our Board of Directors based on his extensive experience in business investments, finance and operations.

Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

NAME OF DIRECTOR	AGE (1)	PRINCIPAL OCCUPATION	DIRECTOR SINCE
Class II Directors:
Chad Cohen (2)	43	Chief Financial Officer, Adaptive Biotechnologies Corporation	December 2015
Michael Doak (2), (3)	42	President, RenaissanceRe Ventures U.S. LLC; and Senior Vice President, RenaissanceRe Ventures Ltd.	February 2014
Darryl Rawlings	48	President and Chief Executive Officer, Trupanion, Inc.	January 2000
Class III Directors:
Dan Levitan (3), (4)	60	Managing Member, Maveron LLC	April 2007
Murray Low (3), (4)	65	Professor, Executive Education, Columbia Business School	April 2006
Howard Rubin	65	Consultant, Trupanion, Inc.	March 2010

(1)	As of April 13, 2018.

(2)	Member of the audit committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Member of the compensation committee.

Chad Cohen has served as a member of our Board of Directors since December 2015. Since August 2015, Mr. Cohen has served as the Chief Financial Officer of Adaptive Biotechnologies Corporation, an immunosequencing company. Prior to that, Mr. Cohen served as the Chief Financial Officer of Zillow Group, Inc., an online real estate marketplace company, from March 2011 to August 2015. Mr. Cohen also served as Vice President of Finance at Zillow from September 2010 to March 2011 and as the Controller at Zillow from June 2006 to September 2010. Mr. Cohen previously worked for Ticketmaster Entertainment, Ernst & Young and Novellus Systems. Mr. Cohen has served on the Board of Directors of several private companies, including his current company. Mr. Cohen holds a B.S. from Boston University and is a Certified Public Accountant in the State of California (inactive). Mr. Cohen was chosen to serve on our Board of Directors based on his deep financial knowledge and significant public company CFO experience.

Michael Doak has served as a member of our Board of Directors since February 2014. Mr. Doak has served in various leadership roles at entities associated with RenaissanceRe Holdings Ltd., a global provider of reinsurance and insurance services, since June 2010, most recently as President of RenaissanceRe Ventures U.S. LLC, Senior Vice President of RenaissanceRe Ventures Ltd., and formerly, as a Director of DaVinci Reinsurance Ltd. He also serves as a Director of Langhorne Holdings LLC, Tower Hill Insurance Group and TWFG Holding Company, LLC. Previously, he served as an investment banker in the Financial Institutions Group at Morgan Stanley & Co. LLC, an investment bank, from September 2005 to May 2010. Mr. Doak holds a J.D. from the University of Pennsylvania Law School and a B.A. from the University of Virginia. Mr. Doak was chosen to serve on our Board of Directors based on his experience advising insurance and high-growth companies and his financial and investment expertise.

Darryl Rawlings is our founder and has served as our Chief Executive Officer and President and as a member of our Board of Directors since January 2000. Previously, Mr. Rawlings was a founder of the Canadian Cigar Company. Mr. Rawlings holds a Diploma of Marketing Management from the British Columbia Institute of Technology. Mr. Rawlings was chosen to serve on our Board of Directors based on his experience founding high-growth companies and his experience and familiarity with our business as its Chief Executive Officer since inception.

Dan Levitan has served as a member of our Board of Directors since April 2007. In 1998, Mr. Levitan co-founded Maveron LLC, a venture capital firm that invests in consumer companies. From 1983 to 1997, Mr. Levitan was employed by Wertheim Schroder & Co., an investment banking firm acquired by Salomon Smith Barney Inc. in 2000, most recently serving as a managing director. Mr. Levitan also currently serves on the boards of directors of numerous private companies and non-profit organizations. In addition, Mr. Levitan is also on the advisory board of the Arthur Rock Center for Entrepreneurship at Harvard Business School and the board of trustees of Seattle Children’s Hospital Foundation. Mr. Levitan holds an M.B.A. from Harvard Business School and a B.A. from Duke University. Mr. Levitan was chosen to serve on our Board of Directors due to his extensive experience with a wide range of consumer companies and the venture capital industry and his operational and financial expertise.

Murray Low is currently the Chairman of our Board of Directors and has served as a member of our Board of Directors since April 2006. In addition, Dr. Low served as our Secretary and Treasurer from April 2006 to June 2006. Dr. Low has been a professor at Columbia Business School since 1990 and was the Founding Director of the Eugene M. Lang Center for Entrepreneurship at Columbia Business School from July 2000 to September 2013. From September 2013 to July 2015, Dr. Low was the Director of Entrepreneurship Education at Columbia Business School. Since July 2015, Dr. Low has been the Professor of Executive Education at Columbia Business School. Since 1997, Dr. Low has also served as President of Low & Associates. Dr. Low holds a Ph.D. from the University of Pennsylvania, and an M.B.A. and a B.A. from Simon Fraser University. Dr. Low was chosen to serve on our Board of Directors due to his expertise in the areas of entrepreneurship and strategic management and his deep knowledge of our business.

Howard Rubin has served as a member of our Board of Directors since March 2010 and he has been a consultant to us since May 2014. Mr. Rubin currently serves on the Dean’s Advisory Board for the College of Veterinary Medicine at Western University of Health Sciences, the Chief Executive Officer Advisory Committee of the Western Veterinary Conference and the American Veterinary Medical Association Insurance Trust Governance Task Force, and on the board of Animal Dental Care, Inc. Mr. Rubin previously served as our Chief Operating Officer from March 2010 to May 2014, and as our Secretary from July 2012 to August 2013. Mr. Rubin founded and served as Chief Executive Officer at BrightHeart Veterinary Centers, a company operating specialty and emergency veterinary hospitals, from November 2007 to October 2009 and as the Chief Executive Officer of the National Commission on Veterinary Economic Issues, a non-profit association supporting the animal health and veterinary industry, from January 2001 to October 2007. Previously, he served as the Chief Executive Officer of Cardiopet, Inc. and as a Divisional Vice President of IDEXX Laboratories, Inc. Mr. Rubin also founded the Veterinary Referral Centre, a comprehensive, multi-specialty veterinary hospital. Mr. Rubin holds an M.B.A. from Washington University in St. Louis’ Olin Business School and a B.A. from Ohio Wesleyan University. Mr. Rubin was chosen to serve on our Board of Directors based on his extensive experience in the veterinary care and animal health industries.

There are no familial relationships among our directors and officers.

Non-Employee Director Compensation
In February 2018, our Board of Directors approved a non-employee director compensation policy, which became effective on February 6, 2018. Pursuant to this policy, each of our non-employee directors receive an annual amount of $75,000, payable in the form of either restricted stock units or non-qualified stock options based on the Black-Scholes value of such options; provided, however, that each non-employee director may elect to take 50% of his or her compensation as cash compensation. Additionally, the chair of each of the audit committee and compensation committee receive an additional annual amount of $15,000 and $10,000, respectively, payable in the same manner. Finally, the combined role of the chair for both the Board of Directors and nominating corporate governance committee receives an additional annual amount of $10,000, payable in the same manner, if applicable. Our Board of Directors may also award additional compensation to directors when it determines doing so is in our best interests and those of our stockholders, such as for unexpected or additional service contributions.

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors in the year ended December 31, 2017. Other than as set forth in the table, in the year ended December 31, 2017, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our Board of Directors, with the exception of reimbursement of travel expenses related to attendance at quarterly Board meetings. Mr. Rawlings, our Chief Executive Officer, received no compensation for his service as a director in the year ended December 31, 2017. The compensation provided to Mr. Rawlings is discussed in the section entitled “Executive Compensation.”

Name	Option Awards ($) (1), (5)		All Other Compensation ($)		Total ($)
Chad Cohen	$89,927		$—		$89,927
Michael Doak	$74,942		$—		$74,942
Robin Ferracone	$109,908	(2)	$—		$109,908
Dan Levitan	$74,942		$—		$74,942
H. Hays Lindsley	$74,942		$—		$74,942
Murray Low	$84,930		$—		$84,930
Glenn Novotny(3)	$74,942		$—		$74,942
Howard Rubin	$37,471		$112,500	(4)	$149,971

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended December 31, 2017, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options.

(2)
In 2017 the Board of Directors' determined to award Ms. Ferracone, for her service contribution provided to us, including as the compensation committee chair, an additional amount of $25,000 (based on the Black-Scholes value), payable in the form of a non-qualified stock option.

(3)	Mr. Novotny will retire as a director and audit committee member effective April 28, 2018.

(4)
This amount represents a cash election equal to 50% of the annual amount granted to non-employee directors under the non-employee director compensation policy (or $37,500), plus $75,000 in compensation paid to Mr. Rubin for certain consulting services unrelated to his service as a director, including attending animal health industry events on our behalf.

(5)	Our non-employee directors held the following aggregate number of outstanding stock options as of December 31, 2017:

Name	Option Awards
Chad Cohen	37,148
Michael Doak	33,170
Robin Ferracone	65,181
Dan Levitan	33,170
H. Hays Lindsley	33,170
Murray Low	46,342
Glenn Novotny	60,218
Howard Rubin	454,664

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF BOTH OF
THE TWO NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected Ernst & Young LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2018. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2017 and has been our independent registered public accounting firm since 2014. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting, and will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and those of our stockholders.

The following table presents fees for professional services for the fiscal years ended December 31, 2017 and 2016, for Ernst & Young LLP.

Principal Accountant Fees and Services

	Fiscal Year 2017	Fiscal Year 2016
Audit fees (1)	$463,000	$441,500
Tax fees (2)	8,600	60,000
All other fees (3)	1,995	1,995
Total fees	$473,595	$503,495

(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits.

(2)	Tax fees include fees for tax compliance and advisory services.

(3)	All other fees consist of fees for access to online accounting and tax research software.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were pre-approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and Ernst & Young LLP our audited consolidated financial statements as of and for the year ended December 31, 2017. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by PCAOB Rule No. 3526 regarding the independent accountant’s independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to our Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2017 be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee
Chad Cohen, Chair
Michael Doak
H. Hays Lindsley
Glenn Novotny1

1Mr. Novotny will retire as a director and audit committee member effective April 28, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2018, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 30,430,915 shares of our common stock outstanding on April 1, 2018. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 1, 2018 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage

5% or greater stockholders:
RenaissanceRe Ventures Ltd. (1)	2,755,000	9.05%
Entities affiliated with Maveron (2)	2,557,308	8.41%
Capital World Investors (3)	2,380,800	7.82%

Directors and Named Executive Officers:
Darryl Rawlings (4)	2,253,984	7.20%
Tricia Plouf (5)	106,861	*
Asher Bearman(6)	137,602	*
Chad Cohen (7)	37,942	*
Michael Doak (8)	33,832	*
Robin Ferracone (9)	100,237	*
Dan Levitan (2), (10)	2,670,817	8.77%
H. Hays Lindsley (11)	100,502	*
Murray Low (12)	241,373	*
Glenn Novotny (13)	123,686	*
Howard Rubin (14)	454,995	1.47%

All officers and directors as a group (13 persons) (15)	6,376,020	20.70%

* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
Based solely on the Schedule 13G/A filed by RenaissanceRe Ventures Ltd. (RenaissanceRe Ventures) on February 12, 2018. Consists of 2,755,000 shares. RenaissanceRe Ventures is a wholly owned subsidiary of Renaissance Other Investments Holdings II Ltd. (ROIHL II), which in turn is a wholly owned subsidiary of RenaissanceRe Holdings Ltd. (RenaissanceRe Holdings). By virtue of these relationships, ROIHL II and RenaissanceRe Holdings may be deemed to have share voting and dispositive power over the shares held by RenaissanceRe Ventures. The principal business address of RenaissanceRe Ventures is Renaissance House, 12 Crow Lane, Pembroke HM19, Bermuda.

(2)
Based solely on the Schedule 13G/A filed by Maveron Equity Partners III, L.P. (MEP III) on February 14, 2018. Consists of (i) 2,164,898 shares held by MEP III, (ii) 91,851 shares held by Maveron III Entrepreneurs’ Fund, L.P. (Maveron Entrepreneurs), (iii) 296,837 shares held by MEP Associates III, L.P. (Maveron Associates, and together with MEP III and Maveron Entrepreneurs, the Maveron Entities) and (iii) 3,722 shares held by Maveron LLC (Maveron LLC). Maveron General Partner III LLC (Maveron GP III) is the general partner of each of the Maveron Entities. Dan Levitan, a member of our Board of Directors, Clayton Lewis, Peter McCormick and Jason Stoffer are the managing members of Maveron GP III and, as such, may be deemed to have share voting and dispositive power over the shares held by the Maveron Entities. Mr. Levitan is the managing member of Maveron LLC and may be deemed to have shared voting and dispositive power over the shares held by Maveron LLC. The principal business address of each of the Maveron Entities and Maveron LLC is 411 First Avenue South, Suite 600, Seattle, Washington 98104.

(3)
Based solely on the Schedule 13G/A filed by Capital World Investors on February 14, 2018. Consists of 2,380,800 shares over which Capital World Investors has sole voting and dispositive power. Capital World Investors is a division of Capital Research and Management Company and Capital International Limited. The principal business address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(4)
Consists of (i) 1,371,976 shares held by Darryl Rawlings, of which 233,754 are shares of unvested restricted stock subject to our right of repurchase, and (ii) 882,008 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Rawlings. Mr. Rawlings' holdings exclude 120,481 shares held by Rawlings GST Trust dated March 1, 2012, of which Murray Low, a member of our Board of Directors, is the trustee and the Rawlings GST Exempt Trust FBO and Rawlings GST Non-Exempt Trust FBO are the beneficiaries, of which Mr. Rawlings’ children are beneficiaries.

(5)	Consists of 106,861 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Tricia Plouf.

(6)	Consists of 137,602 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Asher Bearman.

(7)	Consists of (i) 794 shares held by Chad Cohen, and (ii) 37,148 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Cohen.

(8)	Consists of (i) 662 shares held by Michael Doak, and (ii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Doak.

(9)
Consists of (i) 750 shares held by Robin Ferracone, (ii) 34,306 shares held by Robin A. Ferracone TTEE of the Robin A. Ferracone Living Trust dtd 6/3/2002, and (iii) 65,181 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Ms. Ferracone.

(10)	Consists of (i) 80,339 shares held by Dan Levitan, and (ii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Levitan.

(11)
Consists of (i) 662 shares held by H. Hays Lindsley, (ii) 66,670 shares held by Lindsley Partners, L.P. (Lindsley Partners,) and (ii) 33,170 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Lindsley. The HHL09 Trust is the sole member of Zoida LLC, which is the general partner of Lindsley Partners. H. Hays Lindsley, a member of our Board of Directors, is the sole trustee of the HHL09 Trust and, as such, holds sole voting and investment power over the shares.

(12)
Consists of (i) 127,531 shares held by Murray Low, (ii) 67,500 shares held by Murray R. Low ROTH IRA #90GK49015, of which Dr. Low is the sole beneficiary, and (iii) 46,342 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Dr. Low.

(13)
Consists of (i) 19,636 shares held by Glenn Novotny, (ii) 43,832 shares held by Linda K. Novotny Irrevocable Trust dated December 27, 2012, of which Scott Kerr is trustee and Christina Kerr, Teresa Novotny-Micheal, Angela Ovalle and Glenn Novotny are beneficiaries, and (iii) 60,218 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Novotny. Mr. Novotny will retire as a director and audit committee member effective April 28, 2018.

(14)	Consists of (i) 331 shares held by Howard Rubin, and (ii) 454,664 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by Mr. Rubin.

(15)
Consists of (i) 4,372,299 shares held by our directors and executive officers as a group and (ii) 2,003,721 shares underlying options to purchase common stock that are exercisable within 60 days of April 1, 2018 held by our directors and executive officers as a group.

EXECUTIVE OFFICERS
Our executive officers and their respective ages and positions as of April 13, 2018, are as follows:

NAME	AGE	POSITION
Executive Officers:
Darryl Rawlings	48	Chief Executive Officer, President and Director
Tricia Plouf	39	Chief Financial Officer
Asher Bearman	40	Chief Administrative Officer and Corporate Secretary
Ian Moffat	42	Chief Operating Officer
Margaret Tooth	39	Chief Marketing Officer

Darryl Rawlings' biographical information is set forth above under "Proposal No. 1: Election of Class I Directors—Continuing Directors."

Tricia Plouf has served as our Chief Financial Officer since May 2016. Prior to her current appointment, Ms. Plouf served as our Vice President, Controller, from October 2012 to June 2016. Previously, Ms. Plouf served as the SEC Reporting and Compliance Manager at Concur Technologies, a provider of integrated travel and expense management solutions, from July 2011 to October 2012. Prior to that, Ms. Plouf was an Audit Manager at KPMG, a public accounting firm, focusing on public companies. Ms. Plouf holds a B.A. in Business Administration and Accounting from Seattle University and a B.S. in Computer Science from the University of Minnesota.

Asher Bearman has served as our Chief Administrative Officer since May 2016 and as our Corporate Secretary since August 2013. Prior to his current appointment, Mr. Bearman served as our General Counsel, from July 2013 to May 2016. Previously, Mr. Bearman served as an attorney at DLA Piper LLP (US), from August 2006 to July 2013. Mr. Bearman also currently serves on the board of directors of The Humane Society for Seattle/King County (Seattle Humane), a non-profit organization that saves and serves pets in need. Mr. Bearman holds a B.A. in Society and Justice from the University of Washington, a J.D. from the University of Washington School of Law and an L.L.M. from New York University School of Law.

Ian Moffat has served as our Chief Operating Officer since November 2015. Prior to his current appointment, Mr. Moffat served as our Senior Vice President and Vice President of Operations, from October 2012 to November 2015. Previously, Mr. Moffat served as the Head of Operations and in various other roles at Allianz Insurance plc, from June 1997 to August 2012.

Margaret Tooth has served as our Chief Marketing Officer since November 2015. Prior to her current appointment, Ms. Tooth served as Head of Marketing, from June 2014 to November 2015, and as our Vice President of Digital Marketing, from October 2013 to June 2014. Previously, Ms. Tooth held various positions at Allianz Insurance plc, including Acting Head of Marketing, in 2011, and as the E-commerce and Brand Manager, from 2009 to 2013. Prior to that, Ms. Tooth has also held senior marketing roles within business to business and direct to consumer brand functions in the United Kingdom.

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
The following tables and accompanying narrative disclosure set forth information about the compensation provided to our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer during the fiscal year ended December 31, 2017. We refer to these individuals in this section as our “named executive officers.”

Summary Compensation Table
The following table provides information regarding all compensation awarded to, earned by or paid to our named executive officers for all services rendered in all capacities to us during 2017 and 2016.

Name and principal position	Year		Salary	Option Awards (1)	Non-equity incentive plan compensation(2)	Total
			($)	($)	($)	($)

Darryl Rawlings	2017		300,000	175,330	80,400	555,730
Chief Executive Officer	2016		300,000	314,645	145,500	760,145

Tricia Plouf	2017		240,000	350,653	43,274	633,927
Chief Financial Officer	2016		206,461	306,460	52,107	565,028

Asher Bearman	2017		240,000	262,988	43,517	546,505
Chief Administrative Officer	2016	(3)	—	—	—	—

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers during the years ended December 31, 2017 and 2016, as computed in accordance with Accounting Standards Codification Topic 718 (without regard to forfeitures). The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.

(2)	For additional information regarding the non-equity incentive plan compensation, please refer to the sub-section entitled “-2017 Non-Equity Incentive Plan Awards.”

(3)	Mr. Bearman became a named executive officer for the first time in 2017, and therefore his compensation in 2016 is not reported.

2017 Non-Equity Incentive Plan Awards
Annual bonuses for our named executive officers were based on the achievement of quarterly corporate performance objectives, which in 2017 included measures related to business and financial improvements; and in the case of Ms. Plouf and Mr. Bearman, annual bonuses were also based on each of their individual performance objectives. Named executive officers were eligible to earn an annual bonus based on a certain percentage (target bonus percentage) of their base salary. Effective April 1, 2017, the target bonus percentage for our named executive officers was reduced to 20% of their base salary.

In the first quarter of 2017 (Q1 2017), Mr. Rawlings was eligible to earn an annual bonus based on a target bonus percentage of 100% of his base salary and the achievement of the Q1 2017 quarterly corporate performance objectives, calculated at 100% of the company’s achievement of its objectives for this period. Effective April 2017, Mr. Rawlings’ target bonus percentage was reduced to 20% of his base salary and the achievement of quarterly corporate performance objectives, calculated at 100% of the company's achievement of its objectives. In February 2018, our compensation committee determined that approximately 67.0% of Mr. Rawlings’ target bonus should be awarded, based on the achievement of the quarterly corporate performance, in the amount of $80,400.

In Q1 2017, Ms. Plouf and Mr. Bearman were eligible to earn an annual bonus based on a target bonus percentage of 40% of each respective individual’s base salary, based on the achievement of: (a) Q1 2017 quarterly corporate performance objectives, calculated at 50% of the company’s achievement of its objectives for this period, and (b) each of Ms. Plouf’s and Mr. Bearman’s respective individual performance objectives, calculated at 50% of their individual achievement of the individual performance objectives that were established by the Chief Executive Officer and/or the Board of Directors at the beginning of the quarter. Effective April 2017, Ms. Plouf’s and Mr. Bearman’s target bonus percentage was reduced to 20% of their respective base salaries. In January 2018, our Chief Executive Officer and compensation committee determined that approximately 72.12% and 72.53% of Ms. Plouf’s and Mr. Bearman’s target bonuses, respectively, should be awarded, based on the achievement of the quarterly corporate performance and their individual performance, in the amount of $43,274 and $43,517, respectively.

Accordingly, Mr. Rawlings, Ms. Plouf and Mr. Bearman, were awarded the annual bonuses reflected in the table above.

2017 Equity Awards
Equity awards are granted to our executive officers at the discretion of our compensation committee. In May 2017, our compensation committee approved to grant equity awards in the form of non-qualified stock options to acquire shares of our common stock to: (i) Mr. Rawlings in the amount of 23,448 shares, (ii) Ms. Plouf in the amount of 46,895 shares, and (iii) Mr. Bearman in the amount of 35,171 shares, respectively, in connection with the continuation of their employment with us.

Outstanding Equity Awards at December 31, 2017
The following table presents, for each of our named executive officers, information regarding outstanding stock options and other equity awards held as of December 31, 2017.

Name	Grant Date (1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Darryl Rawlings	12/4/2008	(3)	544,592	—	$0.90	12/4/2018	—	—
	9/23/2011	(4)	309,679	—	$1.04	9/23/2021	—	—
	8/8/2016	(5)	16,666	33,334	$14.95	8/8/2026	—	—
	5/4/2017	(6)	—	23,448	$17.97	5/4/2027	—	—
	8/2/2013	(7)	—	—	—	—	233,754	$6,841,980
Tricia Plouf	2/4/2013	(8)	6,000	—	$4.05	2/4/2023	—	—
	11/7/2013	(9)	10,000	—	$4.80	11/7/2023	—	—
	9/26/2014	(10)	41,666	8,334	$8.74	9/26/2024	—	—
	7/24/2015	(11)	6,195	4,060	$7.78	7/24/2025	—	—
	5/6/2016	(12)	19,791	30,209	$14.40	5/6/2026	—	—
	5/4/2017	(6)	—	46,895	$17.97	5/4/2027	—	—
Asher Bearman	8/2/2013	(13)	110,421	—	$4.77	8/2/2023	—	—
	7/24/2015	(14)	11,600	7,600	$7.78	7/24/2025	—	—
	7/22/2016	(15)	3,700	6,750	$15.46	7/22/2026	—	—
	5/4/2017	(6)	—	35,171	$17.97	5/4/2027	—	—

(1)
All of the outstanding equity awards with a grant date before July 2014 were granted under our 2007 Equity Compensation Plan. All outstanding equity awards with a grant date during and after July 2014 were granted under our 2014 Equity Incentive Plan.

(2)	Calculated based on the closing stock price reported on the NASDAQ Stock Market on December 29, 2017 at $29.27 per share.

(3)	Twenty-five percent of the shares underlying this option vested on April 25, 2008 and approximately 2% vested monthly thereafter.

(4)	Twenty-five percent of the shares underlying this option vested on September 23, 2012 and approximately 2% vested monthly thereafter.

(5)	Twenty-five percent of the shares underlying this option vested on August 8, 2017 and approximately 2% have been vesting monthly thereafter.

(6)	Twenty-five percent of the shares underlying this option vests on May 4, 2018 and approximately 2% vests monthly thereafter.

(7)	Of the 701,262 restricted shares, 116,877 vested on August 2, 2014 and approximately 17% have been vesting on each annual anniversary of that date thereafter.

(8)	Twenty-five percent of the shares underlying this option vested on October 8, 2013 and approximately 2% vested monthly thereafter.

(9)	Twenty-five percent of the shares underlying this option vested on November 8, 2014 and approximately 2% vested monthly thereafter.

(10)	Twenty-five percent of the shares underlying this option vested on August 1, 2015 and approximately 2% have been vesting monthly thereafter.

(11)	Twenty-five percent of the shares underlying this option vested on July 24, 2016 and approximately 2% have been vesting monthly thereafter.

(12)	Twenty-five percent of the shares underlying this option vested on May 6, 2017 and approximately 2% have been vesting monthly thereafter.

(13)	Twenty-five percent of the shares underlying this option vested on July 15, 2014 and approximately 2% vested monthly thereafter.

(14)	Twenty-five percent of the shares underlying this option vested on July 24, 2016 and approximately 2% have been vesting monthly thereafter.

(15)	Twenty-five percent of the shares underlying this option vested on July 22, 2017 and approximately 2% have been vesting monthly thereafter.

Employment, Severance and Change of Control Agreements
Darryl Rawlings

We entered into an employment agreement with Mr. Rawlings, our Chief Executive Officer, on June 30, 2006, which was amended and restated on April 20, 2007. Pursuant to the amended and restated employment agreement, Mr. Rawlings is entitled to an initial base salary and annual bonus based on the achievement of objectives determined by our compensation committee. If we terminate Mr. Rawlings’ employment without “cause,” he is entitled to receive continued payment of his base salary for a period equal to the lesser of six months or through June 30 in the year of his termination, in addition to standard entitlements such as earned but unpaid wages, including any bonus he is otherwise entitled to, reimbursement for unpaid expenses incurred and payment of other vested benefits.

If, on or within nine months of a “change of control,” we or our successor in interest terminate Mr. Rawlings’ employment without “cause” or Mr. Rawlings voluntarily resigns for “good reason,” he is entitled to receive accelerated vesting of 100% of his then-unvested interests in all of our equity securities.

Under Mr. Rawlings’ amended and restated employment agreement, “cause” means his (i) conviction of an offence that is related to his employment; (ii) commission of a fraudulent, illegal or dishonest act in respect of us or any of our affiliates or subsidiaries; (iii) willful misconduct or gross negligence that reasonably could be expected to be injurious (in our reasonable discretion) to our business, operations or reputation or to any of our affiliates or subsidiaries (monetarily or otherwise); (iv) violation of our policies or procedures in effect from time to time; provided, however, to the extent that such violation is subject to cure, Mr. Rawlings shall have an opportunity to cure such violation within ten days following written notice of such violation; (v) after a written warning and a 10-day opportunity to cure non-performance, failure to perform his duties as assigned to him from time to time; or (vi) other material breach of his amended and restated employment agreement.

Under Mr. Rawlings’ restricted stock agreement, “change of control” means (i) our dissolution or liquidation; (ii) the sale or exclusive license of all or substantially all of our assets to a person that is not an affiliate; (iii) a merger, reorganization or consolidation in which each outstanding share of our capital stock is converted into or exchanged for a different kind of security of the successor entity and the holders of our outstanding voting power immediately prior to such conversion or exchange do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such conversion or exchange; or (iv) the sale of all or substantially all of our outstanding capital stock to a person that is not an affiliate.

Under Mr. Rawlings’ restricted stock agreement, “good reason” means failure to pay any amounts owed to Mr. Rawlings within ten days of written demand therefor.

Employee Benefits and Incentive Plans
2007 Equity Compensation Plan

Our Board of Directors and stockholders adopted our 2007 Equity Compensation Plan (2007 Plan) in December 2008. The 2007 Plan provides for the grant of both incentive stock options, which qualify for favorable tax treatment to their recipients under Section 422 of the Internal Revenue Code of 1986, as amended (Code), and nonstatutory stock options, as well as for the issuance of shares of restricted stock and stock bonuses and the award of restricted stock units. We may grant incentive stock options only to our employees. We may grant nonstatutory stock options, restricted stock, stock bonuses and restricted stock units to our employees, directors and consultants. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, must be at least equal to 110% of the fair market value of our common stock on the date of grant. The maximum permitted term of options granted under our 2007 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, is five years. In the event of our merger or consolidation, the 2007 Plan provides that, unless the applicable award agreement provides otherwise, if awards are not assumed or substituted in connection with the merger or consolidation, then the vesting and exercisability of such awards will accelerate in full, followed by termination of any unexercised awards.

We ceased issuing awards under the 2007 Plan upon the implementation of our 2014 Equity Incentive Plan (2014 Plan). As a result, the 2007 Plan terminated and we no longer grant options under the 2007 Plan. Since that time, the outstanding options and restricted stock granted under the 2007 Plan, however, remain outstanding, subject to the terms of the 2007 Plan and stock option and restricted stock agreements, until such outstanding options are exercised or shares of restricted stock are vested or until the awards terminate or expire by their terms. Options and restricted stock granted under the 2007 Plan have similar terms to those described above with respect to such awards to be granted under our 2014 Plan.

2014 Equity Incentive Plan

Our Board of Directors adopted our 2014 Plan in June 2014, it became effective July 17, 2014 and serves as the successor to our 2007 Plan. We initially reserved 2,000,000 shares of our common stock to be issued under our 2014 Plan. Under the 2014 Plan, the number of shares reserved for issuance is and will continue to automatically increase on January 1 for each of the calendar years 2016 through 2024, by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31 of such year; provided, however, that our Board of Directors may reduce the amount of the increase in any particular year. For the 2018 and 2017 calendar years, respectively, the Board declined the automatic increase that would have occurred on January 1, 2018, and January 1, 2017, respectively, upon which no additional shares were reserved for issuance under the 2014 Plan. In addition to the foregoing, the following shares are available for grant and issuance under our 2014 Plan:

•	shares subject to options or stock appreciation rights (SARs) granted under our 2014 Plan that ceased to be subject to the option or SAR for any reason other than exercise of the option or SAR;

•	shares subject to awards granted under our 2014 Plan that were subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2014 Plan that otherwise terminated without shares being issued;

•	shares surrendered, canceled, or exchanged for cash or the same type of award or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding awards under our 2007 Plan on July 17, 2014;

•
shares issuable upon the exercise of options or subject to other awards under our 2007 Plan prior to July 17, 2014 that ceased to be subject to such options or other awards by forfeiture or otherwise after July 17, 2014;

•	shares issued under our 2007 Plan that were forfeited or repurchased by us after July 17, 2014; and

•	shares subject to awards under our 2007 Plan that were used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

Our 2014 Plan authorizes the award of stock options, restricted stock awards (RSAs), SARs, restricted stock units (RSUs), performance awards and stock bonuses. No person will be eligible to receive more than 1,000,000 shares in any calendar year under our 2014 Plan other than a new employee, who will be eligible to receive no more than 2,000,000 shares under the 2014 Plan in the calendar year in which the employee commences employment. Additionally, no participant may be granted in a calendar year a performance cash award having a maximum value in excess of $5.0 million under our 2014 Plan. Such limitations were designed to help ensure that any deductions to which we would otherwise be entitled with respect to such awards were not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Our 2014 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. While outstanding awards are grandfathered, deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018 (2017 Tax Act), and the Section 162(m) limit on tax deductibility of compensation has been extended to our Chief Financial Officer beginning in 2018.

Our 2014 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our Board of Directors acting in place of our compensation committee. Our compensation committee has the authority to construe and interpret our 2014 Plan, grant awards and make all other determinations necessary or advisable for the administration of our 2014 Plan.

Our 2014 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the employees, directors, consultants, independent contractors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

In general, options granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the total shares issuable on exercise of the options vesting on the one year anniversary of the vesting commencement date and 1/48th of the total shares issuable on exercise of the options vesting each month thereafter, subject to the employee’s continued service to us. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our 2014 Plan is ten years, except that the maximum permitted term of incentive stock options granted to stockholders who, at the time of grant, own stock representing more than 10% of the voting power of all classes of our stock, is five years.

An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA would be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting would cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based on the difference between the fair market value of our common stock on the date of exercise and the stated exercise price, up to a maximum amount of cash or number of shares. SARs may vest based on time or the achievement of performance conditions.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve the performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we would deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

In general, RSUs granted to employees under our 2014 Plan vest over a four-year period, with 1/4th of the award settling on the one year anniversary of the vesting commencement date and the remainder settling in equal quarterly installments.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuing the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, may not be issued in exchange for cash.

Subject to the terms of our 2014 Plan, the administrator has the authority to re-price any outstanding option or SAR, cancel and re-grant any outstanding option or SAR in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a re-pricing under generally accepted accounting principles, with the consent of any adversely affected participant.

In the event there is a specified type of change in our capital structure without receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2014 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2014 Plan.

Awards granted under our 2014 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2014 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death or disability, or such shorter or longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

If we are party to a merger or consolidation, outstanding awards, including any vesting provisions, may be assumed, substituted or replaced by the successor company. Outstanding awards that are not assumed, substituted or replaced should accelerate in full and expire upon the merger or consolidation.

Our 2014 Plan will terminate ten years from the date our Board of Directors approved the plan, or July 16, 2024, unless it is terminated earlier by our Board of Directors. Our Board of Directors may amend or terminate our 2014 Plan at any time. If our Board of Directors amends our 2014 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

2014 Employee Stock Purchase Plan

Our Board of Directors adopted a 2014 Employee Stock Purchase Plan (2014 ESPP) in order to enable eligible employees to purchase shares of our common stock at a discount. The 2014 ESPP is not currently in use.

If we elect to implement the 2014 ESPP, purchases would be accomplished through participation in discrete offering periods. Our 2014 ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code. We initially reserved 2,000,000 shares of our common stock for issuance under our 2014 ESPP. The number of shares reserved for issuance under our 2014 ESPP automatically increases on January 1 for each of the calendar years 2016 through 2023, by the number of shares equal to 1% of the total number of outstanding shares of our common stock as of the immediately preceding December 31 of such year (rounded to the nearest whole share); provided, however, that our Board of Directors or compensation committee may reduce the amount of the increase in any particular year. For the 2018 and 2017 calendar years, respectively, the Board declined the automatic increase that would have occurred on January 1, 2018 and January 1, 2017, respectively, upon which no additional shares were reserved for issuance under the 2014 ESPP. The aggregate number of shares issued over the term of our 2014 ESPP will not exceed 20,000,000 shares of our common stock.

Our compensation committee administers our 2014 ESPP. If we elect to implement the 2014 ESPP, our U.S. employees generally would be eligible to participate in our 2014 ESPP if they are employed by us for more than 20 hours per week and more than five months in a calendar year. Employees who are 5% stockholders, or would become 5% stockholders as a result of their participation in our 2014 ESPP, are ineligible to participate in our 2014 ESPP. We may impose additional restrictions on eligibility. We will also have the right to amend or terminate our 2014 ESPP at any time. Our 2014 ESPP will terminate on the 10th anniversary of the last day of the first purchase period, unless earlier terminated by our Board of Directors or compensation committee.

When the initial purchase period commences, our employees who meet the eligibility requirements for participation in that purchase period will automatically be granted a nontransferable option to purchase shares in that purchase period. For subsequent purchase periods, new participants will be required to enroll in a timely manner. Once an employee is enrolled, participation will be automatic in subsequent purchase periods. An employee’s participation automatically ends upon termination of employment for any reason.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(k) of the Code. Eligible employees may make pre-tax, and/or “Roth” after-tax, contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Pre-tax contributions by participants to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation Plans (#)
Equity compensation plans approved by security holders(1)	4,029,487	7.16093	(2)	5,950,636	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	4,029,487	—		5,950,636

(1)	Excludes purchase rights accruing under our 2014 ESPP.

(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares of restricted stock units have no exercise price.

(3)
Includes 2,574,690 shares of common stock that remain available for purchase under the 2014 ESPP and 3,375,946 shares of common stock that remain available for issuance under our 2014 Plan. Additionally, our 2014 Plan provides for automatic increases in the number of shares available for issuance under it on January 1 of each four calendar years during the term of the 2014 Plan by the lesser of 4% of the number of shares of common stock issued and outstanding on each December 31 immediately prior to the date of increase or the number determined by our Board of Directors. Similarly, on January 1 of each calendar year, the aggregate number of shares of our common stock reserved for purchase under our 2014 ESPP increases automatically by the number of shares equal to the lesser of 1% of the total number of outstanding shares of our common stock on the immediately preceding December 31 or the number determined by our Board of Directors and may never exceed 20,000,000 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than as disclosed below, from January 1, 2017 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No.1: Election of Class I Directors— Non-Employee Director Compensation" and “Executive Compensation” above.

Consulting Arrangements
David Rawlings, the father of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. David Rawlings sold certain territories to other
Territory Partners, including his son David Rawlings, Jr., pursuant to Assignment and Assumption Agreements that require us to continue to pay David Rawlings a portion of the proceeds payable with respect to those territories. For the year ended December 31, 2017, we paid David Rawlings approximately $24,500 in fees for his services as a Territory Partner and in substantially the same manner as we compensate other Territory Partners. In addition, we paid an aggregate amount of approximately $131,595 to David Rawlings on behalf of certain Territory Partners pursuant to the Assignment and Assumption Agreements. David Rawlings, Jr., the brother of our Chief Executive Officer, has provided services to us as an independent contractor through his role as one of our Territory Partners. For the year ended December 31, 2017, we paid David Rawlings, Jr., approximately $91,375 in fees for his services as a Territory Partner (excluding amounts paid to his father pursuant to their Assignment and Assumption Agreement) and in substantially the same manner as we compensate other Territory Partners.

Review, approval or ratification of transactions with related parties
We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION
Stockholder Proposals to be presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Trupanion, Inc., 6100 4th Avenue South, Suite 200, Seattle, Washington 98108.

To be timely for our company’s 2019 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 22, 2019 and not later than the close of business on March 24, 2019. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 Annual Meeting must be received by us not later than December 28, 2017 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our Bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2017, except with respect to one late Form 4 filing relating to an option exercise by Glenn Novotny, a member of our Board of Directors, and one late Form 4 filing relating to share withholding for taxes by Darryl Rawlings, our Chief Executive Officer.

Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98108
Attn: Investor Relations

The annual report on Form 10-K is also available at investors.trupanion.com.

“Householding” — Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding”. Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokerage firms, banks and other nominees with account holders beneficially owning our stock will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your brokerage firms, banks or other nominees that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their brokerage firm, bank or other nominee.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may contact our Investor Relations team by mail at 6100 4th Avenue South, Suite 200, Seattle, Washington 98108, Attn: Investor Relations, by phone at (310) 829-5400 or by email at InvestorRelations@trupanion.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their brokerage firms, banks or other nominees that are the holder of record of our stock to request information about “householding” or our Investor Relations department using the contact information in the preceding paragraph.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

INFORMATION ON ATTENDING THE 2018 ANNUAL MEETING OF STOCKHOLDERS
Trupanion invites our stockholders and guests to attend the 2018 Annual Meeting of Stockholders.

Date:	Thursday, June 7, 2018
Time:	10:00 a.m. (Pacific Time) - Doors open at 8:30 a.m. (Pacific Time)
Place:	Trupanion, Inc. Headquarters
6100 4th Avenue South, Suite 200, Seattle, Washington 98108

Attending the Annual Meeting In-Person
The Annual Meeting will not be accessible online, and as such we strongly encourage and welcome our stockholders and guests to join us at our corporate office for our in-person Annual Meeting. Please visit investors.trupanion.com for further details on attending our Annual Meeting. Company presentations and an in-depth question and answer session with Trupanion's leadership team will commence after the Annual Meeting adjourns.

Stockholder Admission and Voting In-Person at the Annual Meeting
Please bring a valid photo ID and either your Proxy Card, Voting Instruction Form or Notice of Internet Availability. To facilitate appropriate evidence of your ability to vote, please bring one or more of the forms indicated below, showing that you owned, or are legally authorized to act as proxy for someone who owned shares of our common stock on April 13, 2018.

•	If you are a registered stockholder, please bring one of the following that shows your current name and address: the Proxy Card or the Notice of Internet Availability for the Annual Meeting.

•
If you are a “proxy” for a registered stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the registered stockholder. The legal proxy should include the name and address of the registered holder of record, as recorded on their Notice of Internet Availability. Please also bring either the Proxy Card or the Notice of Internet Availability (in the name of the registered stockholder).

•
If you are a beneficial stockholder (that is, your shares are held in the name of a brokerage firm, bank or other nominee), then please bring either the Voting Instruction Form or Notice of Internet Availability and a written "legal proxy", naming you, signed by the brokerage firm, bank or other nominee that holds your shares. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

•
If you are a “proxy” for a beneficial stockholder, then you will need to obtain a valid, written “legal proxy” from the holder of record, naming you, signed by the beneficial stockholder’s brokerage firm, bank or other nominee. The legal proxy should include the name and address of the beneficial holder of record, as recorded on the Notice of Internet Availability. Please also bring either the Voting Instruction Form or the Notice of Internet Availability. You should contact your brokerage firm, bank or other nominee to learn how to obtain a legal proxy.

Guest Admission
Please join our guest list. You can RSVP online on the “News & Events - Corporate Events” section of Trupanion’s investor relations website at investors.trupanion.com or by contacting Trupanion’s Investor Relations at InvestorRelations@trupanion.com. Please bring a valid photo ID on the day of the Annual Meeting.

Questions
If you have additional questions about attending our Annual Meeting, please contact Trupanion’s Investor Relations, Laura Bainbridge, at (310) 829-5400 or InvestorRelations@trupanion.com.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN-PERSON AT THE 2018 ANNUAL MEETING:
Bring this proxy card and vote in-person at the meeting. Check the meeting materials for additional information.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46472-P07156

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TRUPANION, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Robin Ferracone
02) H. Hays Lindsley

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of Ernst & Young LLP as Trupanion, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report/10-K are available at www.proxyvote.com.

E46473-P07156

TRUPANION, INC.
Annual Meeting of Stockholders
June 7, 2018 10:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Asher Bearman and Darryl Rawlings, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRUPANION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 7, 2018, in-person at 6100 4th Avenue South, Suite 200, Seattle, WA 98108, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side.